UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Mariner Energy, Inc.

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The following presentation was made to employees of Mariner Energy, Inc. on July 27, 2010 and may be made from time to time.

Mariner Energy, Inc. - Certain Employee/Shareholder Matters July 27, 2010 To ensure compliance with Treasury Department Circular 230, we inform you that this document was not intended or written to be used, and it cannot be used by any taxpayer (including, but not limited to Mariner Energy, Inc. ("Mariner") and/or its shareholders), for the purpose of avoiding U.S. federal, state or local tax penalties. This includes penalties that may apply if the transaction that is the subject of this document is found to lack economic substance or fails to satisfy any other similar rule of law. This document is being issued in connection with the promotion or marketing (within the meaning of Circular 230) by Mariner to persons other than Mariner of the transaction addressed in it. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, not associated with the transaction.

Caveats and Limitations The conclusions reached in this document represent and are based upon our best judgment regarding the application of federal income tax laws arising under the Internal Revenue Code, judicial decisions, administrative regulations, published rulings and other tax authorities existing as of the date hereof. This document is not binding upon the Internal Revenue Service or the courts and there is no assurance or guarantee that the Internal Revenue Service should not successfully assert a contrary position. No assurance can be given that future legislative or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. PricewaterhouseCoopers LLP undertakes no responsibility to advise you or anyone else of any new developments in the application or interpretation of the federal income tax laws. This document does not address any federal, state, local, foreign or other tax consequences of, or that may result from, the matters or transactions other than those set forth herein. In addition, PricewaterhouseCoopers LLP expresses no opinion on non-tax matters, such as issues arising under corporate or securities laws. This document has been prepared pursuant to an engagement between PricewaterhouseCoopers LLP and Mariner Energy, Inc. and is intended solely for the use and benefit of Mariner Energy, Inc. and not for reliance by any other person without our prior written consent. This document may not be relied upon by any person in any other matter or transaction without our prior written consent. This document is based upon the representations, documents, facts, and assumptions that have been included or referenced herein and the assumption that such information is accurate, true, and authentic. This document does not address any matters or transactions other than those described herein. This document does not address any matters or transactions whatsoever unless all are consummated as described herein without waiver or breach of any material provision thereof or if any of the assumptions set forth herein are not true and accurate at all relevant times. In the event any of the representations, facts or assumptions is incorrect, in whole or in part, one or more of the conclusions reached in this document might be adversely affected. PwC has relied upon statements and representations made by Mariner Energy, Inc. and have assumed that such statements and representations are true without regard to any qualifications as to knowledge and belief. This document supersedes and replaces any and all prior written or oral advice (including, without limitation, electronic communications) and all such prior communications, if any, should not be relied upon by any party to the transaction or matters described herein for any purpose whatsoever.

Table of Contents 1 Proposed Mariner-Apache Merger 1 2 Shareholder Tax Implications 3 3 Example Scenarios 15 Appendices 1 21 Page

Proposed Mariner-Apache Merger Section 1

Mariner/Apache Merger Mariner shareholders may elect to receive either cash, Apache shares, or a combination of both in exchange for their shares of Mariner stock, subject to proration so that aggregate merger consideration is 70% stock and 30% cash. All Cash: $26.00 in cash for each Mariner share All Apache Stock: 0.24347 shares of Apache stock for each Mariner share Cash and Apache Stock: $7.80 in cash and 0.17043 shares of Apache stock for each Mariner share Section 1 - Proposed Mariner-Apache Merger Executive Summary US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters 2 SOURCE: Apache Corporation, Amendment No. 1 to Form S-4 Registration Statement (June 29, 2010).

Shareholder Tax Implications Section 2

Shareholder Tax Implications Mariner Shareholders Who Receive Only Apache Stock Mariner Shareholders Who Receive Apache Stock and Cash Mariner Shareholders Who Receive Only Cash Capital Gains and Dividends Estimated Tax Payments Basis in Apache Stock Received by Shareholders Vesting of Mariner Restricted Shares Conversion of Mariner Stock Options for Apache Stock Options Golden Parachutes (IRC Section 280G) Nonqualified Deferred Compensation (IRC Section 409A) US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters 4 Section 2 - Shareholder Tax Implications Executive Summary

Mariner Shareholders Who Receive Only Apache Stock Key Take Away: Stock exchanged for stock in another corporation is generally non-taxable. Mariner shareholders do not recognize either gain or loss on the exchange of their Mariner stock and stock options for Apache stock and stock options. Generally, Mariner shareholders who exchange Mariner shares solely for Apache shares should not recognize any gain or loss. Tax basis of Apache shares received = tax basis of Mariner shares given up Holding period of Apache shares received = holding period of the Mariner shares given up US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters 5 Section 2 - Shareholder Tax Implications Executive Summary

Mariner Shareholders Who Receive Apache Stock and Cash Key Take Away: Receipt of cash in addition to stock in an exchange generally results in taxable gain to be recognized up to the cash portion received in the exchange, to the extent of any unrealized gain. Exchanging shareholder taxed on the cash received: Gain is recognized to the lesser of: Cash received or The amount by which the cash received and the value of the Apache stock received exceeds the shareholder's adjusted tax basis in the Mariner shares. Restricted shares that vest immediately before closing should not likely result in a significant gain or loss if exchanged for cash at closing. To the extent a shareholder has different blocks of shares with different bases, the shareholder's gain or loss may be calculated separately for each block. No loss recognized. US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters Section 2 - Shareholder Tax Implications Executive Summary 6

Mariner Shareholders Who Receive Only Cash Key Take Away: A shareholder receiving only cash should recognize gain/loss. The amount of gain or loss recognized is equal to the difference between: The amount of cash received and The shareholder's adjusted basis (price paid or income recognized upon vesting) in his/her Mariner shares. Such gain or loss should generally be capital in nature. Capital gain treatment: Short-term capital gain or loss if Mariner stock exchanged held < 1 year Taxed at ordinary income tax rate of 35% maximum (2010) Long-term capital gain or loss if Mariner stock exchanged held > 1 year Taxed at capital gain rates of 15% maximum (2010) US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters Section 2 - Shareholder Tax Implications Executive Summary 7

Capital Gains and Dividends Key Take Away: Shareholders must individually determine whether the cash portion of the transaction results in a capital gain vs. dividend treatment. Capital Gain Treatment Short-term capital gain or loss if Mariner stock exchanged is held for < 1 year Taxed at ordinary income tax rate of 35% maximum (2010) Long-term capital gain or loss if Mariner stock exchanged is held > 1 year Taxed at capital gain rates of 15% maximum (2010) Dividend Treatment Qualified dividend income taxed at 15% (2010) Limited to gain realized and Mariner's accumulated tax earnings and profits US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters 8 Section 2 - Shareholder Tax Implications Executive Summary

Estimated Tax Payments Key Take Away: Estimated taxes may be required for taxes associated with capital gains/dividends. Taxes associated with capital gains/dividends will not be withheld from employee wages. Estimated tax payments may be required. Safe harbor for estimated tax payments: 100% of prior year tax liability (prior year tax return must cover all 12 months) 110% of prior year tax liability if adjusted gross income > $150K in prior year 90% of current year tax liability US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters 9 Section 2 - Shareholder Tax Implications Executive Summary

Basis In Apache Stock Received by Shareholders Basis in Apache Shares Received: + Basis of Mariner stock surrendered (i.e., basis is generally the amount paid for the shares) Less: Amount of cash received + Add: Gain recognized on cash portion of exchange (either as dividend or capital gain) = Basis in Apache Shares Received US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters Section 2 - Shareholder Tax Implications Executive Summary 10

Vesting of Mariner Restricted Shares Key Take Away: : Restricted shares that vest immediately before closing of merger will be handled consistent with prior practices. The fair market value of the restricted shares on the first trading date before the date of vesting will be reflected in employee W-2 wage income. Federal income taxes of at least 25% will be due on this W-2 wage income. At the employees' election, tax can be paid to Mariner or Mariner can retain shares to cover the taxes. If no election is made, then Mariner will withhold shares. US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters Section 2 - Shareholder Tax Implications Executive Summary 11 Vesting of Mariner Restricted Shares

Conversion of Mariner Stock Options for Apache Stock Options Key Take Away: The conversion is not subject to federal income tax. Stock options for Mariner stock will be converted into stock options for Apache stock on an economically equivalent basis To determine the number of shares for which your Apache option will be exercisable, multiply the number of shares for which your Mariner option is exercisable by 0.24347. To determine the exercise price of your Apache option, divide the exercise price of your Mariner stock option by 0.24347. Stock options are taxed at the time of exercise. The difference between the fair market value of Apache stock minus the price paid at the time of exercise will be reflected in employee W-2 wage income. Federal income taxes of at least 25% will be due on this W-2 wage income. US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters Section 2 - Shareholder Tax Implications Executive Summary 12

Golden Parachutes (IRC Section 280G) Key Take Away: Disqualified Individuals may be subject to a 20% excise tax on Excess Parachute Payments. Disqualified Individuals include officers of Mariner Energy, its highly compensated individuals, and 1% shareholders who perform services for Mariner Energy. Parachute Payments are payments in the nature of compensation which are made, or are to be made, to a Disqualified Individual in connection with the change in ownership/control of Mariner Energy. In determining the amount of a Disqualified Individual's Excess Parachute Payments subject to the 20% excise tax: If total Parachute Payments are less than 3 times the Base Amount, then no excise tax is due. Base Amount is the Disqualified Individual's 5 years of taxable compensation with Mariner Energy. If total Parachute Payments equal or exceed 3 times the Base Amount, then Parachute Payments greater than 1 times the Base Amount are subject to the 20% excise tax. Excess Parachute Payments are reportable on the Form W-2 for employees and are subject to a 20% excise tax. Executive Summary 13 US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters Section 2 - Shareholder Tax Implications

Nonqualified Deferred Compensation (IRC Section 409A) Key Take Away: Payments of nonqualified deferred compensation to Specified Employees which become payable following a termination of employment generally must be delayed for 6 months. Specified Employees are generally those who are officers of the company with annual compensation greater than $130,000, 5% owners, or 1% owners with compensation from the company greater than $150,000. Failure to comply with the 6-month delay may subject the payments of nonqualified deferred compensation to a 20% penalty tax. Executive Summary 14 US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters Section 2 - Shareholder Tax Implications

Example Scenarios Section 3

Examples - Overview US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters Section 3 - Example Scenarios Executive Summary 16 Refresher on exchange options: Mariner shareholders may receive either cash, Apache shares, or a combination of both in exchange for their shares of Mariner stock All Cash: $26.00 in cash for each Mariner share All Apache Stock: 0.24347 shares of Apache stock for each Mariner share Cash and Apache Stock: $7.80 in cash and 0.17043 shares of Apache stock for each Mariner share. In the overall context of the merger consisting of 30% cash and 70% stock consideration, the following examples assume the following valuation:

Example #1: Cash and Stock Received - One Block of Shares US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters Section 3 - Example Scenarios Executive Summary 17

Example #2A: Cash and Stock Received - Multiple Blocks of Shares US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters Section 3 - Example Scenarios Executive Summary 18 Cash allocated to blocks based on relative fair market value of blocks.

Example #2B: Cash and Stock Received - Multiple Blocks of Shares US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters Section 3 - Example Scenarios Executive Summary 19 Cash allocated to blocks based on specific allocation.

Golden Parachute (280G) Example Section 3 - Example Scenarios Executive Summary 20 US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters

Appendix

Schedule of Tax Rates Appendix 1 - Executive Summary US • Mariner Energy, Inc. - Certain Employee/Shareholder Matters 22 22 NOTE: As of January 1, 2011, without further Congressional action, dividends will be taxed at ordinary income tax rates.

Additional Information In connection with the Merger, Mariner and Apache will file a definitive proxy statement/prospectus and other documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING MARINER, APACHE, AND THE MERGER. A definitive proxy statement/prospectus will be sent to stockholders of Mariner seeking their approval of the Merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Mariner and Apache with the SEC at the SEC's website, www.sec.gov. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner's website at www.mariner-energy.com under the tab "Investor Information" or by contacting Mariner's Investor Relations Department at 713-954-5558. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache's website at www.apachecorp.com under the tab "Investors" or by contacting Apache's Investor Relations Department at 713-296-6000. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC's website for further information on its public reference room.

Participants in Solicitation Mariner, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be "participants" in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Mariner stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC. Apache, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be "participants" in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Apache stock by its directors and certain executive officers is included in its proxy statement dated March 31, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements This summary contains "forward-looking statements" that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the Merger; statements regarding the expected timing of the completion of the Merger; statements regarding the ability to complete the Merger considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include, among others: the possibility that one or more closing conditions for the Merger may not be satisfied or waived, including the failure to obtain the requisite approval of Mariner's stockholders or the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption from the Merger making it more difficult to maintain relationships with employees, business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the control of Mariner or Apache; and other risks and uncertainties discussed in documents filed with the SEC by Mariner and Apache.